Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-67382, as amended), in the Registration Statement (Form S-8 No. 333-71192) pertaining to the Georgia-Pacific Corporation 1995 Shareholder Value Incentive Plan and Georgia-Pacific Corporation/Timber Group 1997 Long-term Incentive Plan, and in the Registration Statement (Form S-8 No. 333-59812) pertaining to the 2000 Stock Incentive Plan of Plum Creek Timber Company, Inc. of our report dated January 21, 2004, with respect to the consolidated financial statements of Plum Creek Timberlands, L.P. included in this Current Report on Form 8-K dated August 24, 2004.

/s/ Ernst & Young LLP

Seattle, Washington
August 23, 2004